                                                                      EXHIBIT 25

               ________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                       ________________________________

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________
             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____
                  ___________________________________________

                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)

New York                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 Park Avenue
New York, New York                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                  ___________________________________________
                           Ford Motor Credit Company
              (Exact name of obligor as specified in its charter)

Delaware                                                              38-1612444
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

The American Road
Dearborn, MI                                                               48121
(Address of principal executive offices)                              (Zip Code)

                  ___________________________________________
                  Unsecured and Unsubordinated Debt Securities
                      (Title of the indenture securities)
               ________________________________________________

                                    GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.
         New York State Banking Department, State House, Albany, New York 12110.

         Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

         Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.





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
Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 7TH day of OCTOBER, 1994.

                                        CHEMICAL BANK


                                        By /s/ Michael A. Smith
                                               Michael A. Smith
                                               Assistant Vice President

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
                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                  at the close of business June 30, 1994, published in
              accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                        DOLLAR AMOUNTS
                    ASSETS                               IN MILLIONS
Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin .................................     $  7,253
    Interest-bearing balances .........................        4,282
Securities:  ..........................................
Held to maturity securities............................        6,841
Available for sale securities..........................       14,520
Federal Funds sold and securities purchased under
    agreements to resell in domestic offices of the
    bank and of its Edge and Agreement subsidiaries,
    and in IBF's:
    Federal funds sold ................................        2,011
    Securities purchased under agreements to resell ...          144
Loans and lease financing receivables:
    Loans and leases, net of unearned income  $61,454
    Less: Allowance for loan and lease losses   2,026
    Less: Allocated transfer risk reserve ...     115
                                               ------
    Loans and leases, net of unearned income,
    allowance, and reserve ............................       59,313
Assets held in trading accounts .......................       28,005
Premises and fixed assets (including capitalized
    leases)............................................        1,334
Other real estate owned ...............................          553
Investments in unconsolidated subsidiaries and
    associated companies...............................          127
Customer's liability to this bank on acceptance
    outstanding .......................................        1,181
Intangible assets .....................................          564
Other assets ..........................................        7,063
                                                               -----
TOTAL ASSETS ..........................................     $133,191
                                                            ========





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
                                  LIABILITIES



Deposits
    In domestic offices ................................     $48,229
    Noninterest-bearing .........................$17,236
    Interest-bearing ............................ 30,993
                                                  ------
    In foreign offices, Edge and Agreement subsidiaries,
    and IBF's ..........................................      25,005
    Noninterest-bearing .........................$   221
    Interest-bearing ............................ 24,784
                                                  ------

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
    of its Edge and Agreement subsidiaries, and in IBF's
    Federal funds purchased ............................       9,286
    Securities sold under agreements to repurchase .....       2,476
Demand notes issued to the U.S. Treasury ..............        2,000
Trading liabilities ...................................       19,206
Other Borrowed money:
    With original maturity of one year or less .........       7,868
    with original maturity of more than one year .......       1,033
Mortgage indebtedness and obligations under capitalized
    leases .............................................          19
Bank's liability on acceptances executed and outstanding       1,184
Subordinated notes and debentures .....................        3,500
Other liabilities .....................................        5,893

TOTAL LIABILITIES .....................................      125,699
                                                             -------


                                EQUITY CAPITAL

Common stock ..........................................          620
Surplus ...............................................        4,501
Undivided profits and capital reserves ................        2,668
Net unrealized holding gains (Losses)
on available-for-sale securities ......................         (295)
Cumulative foreign currency translation adjustments ...           (2)

TOTAL EQUITY CAPITAL ..................................        7,492
                                                              ------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
    STOCK AND EQUITY CAPITAL ..........................     $133,191
                                                            ========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in confor-mance with the instructions and is true and correct.


                                  WALTER V. SHIPLEY       )
                                  EDWARD D. MILLER        )DIRECTORS
                                  WILLIAM B. HARRISON     )



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